Exhibit 10.10

STOCK OPTION AWARD AGREEMENT

FRIENDLY ICE CREAM CORPORATION

2003 INCENTIVE PLAN

THIS AGREEMENT, dated as of the [       ]  day of [               ] 2005 (the “Grant Date”) and entered into by and between Friendly Ice Cream Corporation (the “Company”) and [   Name   ] (the “Participant”).

WITNESSETH THAT:

WHEREAS, the Company maintains the Friendly Ice Cream Corporation 2003 Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, for the benefit of employees of the Company and certain other Related Companies; and

WHEREAS, the Board has awarded the Participant an Option Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant as follows:

1.             Award and Purchase Price. Subject to the terms of this Agreement and the Plan, the Participant is hereby granted an option (the “Option”) to purchase [        ] shares of Stock (the “Award”). The price of each share of Stock subject to the Option shall be $[      ]. The Option is not intended to constitute an “incentive stock option” as that term is used in Code section 422.

2.             Vesting. The shares of Stock awarded hereunder shall become exercisable in accordance with the following schedule:

Vesting Date	# Options Available for Exercise

% of Award
% of Award
% of Award

Notwithstanding the foregoing provisions of this paragraph 2, this Option may vest and become immediately exercisable if the Participant’s Date of Termination occurs by reason of death or Disability as determined by the Board in its sole discretion.

3.             Expiration; Forfeiture. This Option shall expire on the earliest to occur of:

(a)                                  the five-year anniversary of the Grant Date;

(b)                                 if the Participant’s Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

(c)                                  if the Participant’s Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

(d)                                 if the Participant’s Date of Termination occurs for reasons other than death, Disability or Retirement, the three-month anniversary of such Date of Termination;

which shall be the “Expiration Date” for the Option (as that term is described in subsection 2.6 of the Plan). Notwithstanding the foregoing provisions of this paragraph 3, except as provided in paragraph 2 above, no portion of the Option shall be exercisable after the Participant’s Date of Termination except to the extent that it is exercisable as of the date immediately prior to the Participant’s Date of Termination. Unvested Options shall be forfeited upon the Participant no longer being classified as an Eligible Individual, however the Board, in the sole discretion, may determine that forfeiture will not occur or may make a grant to any participant who is no longer classified as an Eligible Individual.

4.             Method of Option Exercise. Any portion of the Option that is exercisable may be exercised in whole or in part by filing a written notice with the Clerk of the Company at its corporate headquarters, provided that the notice is filed prior to the Expiration Date of the Option. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the purchase price for such shares indicated by the Participant’s election. Payment shall be by cash.

5.             Withholding. All Awards and payments under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and with the consent of the Committee, such withholding obligations may be satisfied through the surrender of Stock which the Participant already owns or to which the Participant is otherwise entitled under the Plan; provided, however, that previously-owned shares that have been held by the Participant less than six months or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law.

6.             Transferability. This Option is not transferable except as designated by the Participant by will or by the laws of descent and distribution.

7.             Adjustment of Option. The number and type of shares awarded pursuant to this Option, and the exercise price thereof, may be adjusted by the Board in accordance with Section 4.4 of the Plan to reflect certain corporate transactions, which affect the number, type or value of the Stock.

8.             Change in Control. Upon the occurrence of a Change in Control, this Option shall become immediately exercisable. A “Change in Control” shall be deemed to occur on the earliest of the existence of one of the following events:

(a)                                  (i) any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

(b)                                 individuals who, as of the Plan’s effective date, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c)                                  approval by the Company’s shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 70% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this paragraph 8, the term “Permitted Holders” means Donald N. Smith, the Company’s then existing executive officers and their respective affiliates. The term “Voting Stock” of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

9.             Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

10.           Administration. The authority to manage and control the operation and administration of the Plan and this Agreement shall be vested in the Board of Directors of the Company, and the Board shall have all the powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement is final and binding on all persons. The Board, in its sole discretion, may delegate any or all of its authority under the Plan or this Agreement to a committee of the Board and, to the extent so delegated, references to the Board hereunder shall be deemed to refer such committee.

11.           Plan Governs. The terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Clerk of the Company.

12.           Amendment and Termination. The Board may at any time amend or terminate the Plan, provided that no such amendment or termination may materially adversely affect the rights of the Participant awarded hereunder.

IN WITNESS WHEREOF, the Participant has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

PARTICIPANT

[ Name ]

FRIENDLY ICE CREAM CORPORATION

By